Exhibit 10.53.3

CHANGE IN TERMS AGREEMENT

THIS CHANGE IN TERMS AGREEMENT (this “Agreement”) is made and entered into effective as of February , 2013 (the “Effective Date”), and is entered into by the undersigned executing this Agreement as “Seller” and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Seller and Bank have entered into that certain Amended and Restated Mortgage Warehouse Agreement (as amended or modified from time to time, and including all addenda and exhibits thereto, the “Warehouse Agreement”) dated November 1, 2012, relating to Bank’s discretionary purchase of Participation Interests in Mortgage Loans originated by Seller. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Warehouse Agreement.

B. Seller and Bank now desire to modify and amend certain terms and provisions of the Warehouse Agreement as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and/or agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Effective as of the Effective Date, Section 1(c) of Exhibit F to the Warehouse Agreement is hereby amended, restated and modified as follows:

(c) Maximum Leverage Ratio. Seller shall maintain a Leverage Ratio of not greater than 12.0 to 1.0. “Leverage Ratio” means, as of any date of computation, the ratio of (i) Seller’s Liabilities minus Non-Recourse Securitizations minus any Subordinated Debt to (ii) Tangible Net Worth. “Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a balance sheet, and shall specifically include the aggregate par value of Bank’s Participation Interest in any Mortgage Loans. “Subordinated Debt” means all debt of Seller whether now or hereafter incurred which is subordinate in right of payment and priority to Seller’s obligations to Bank under the Warehouse Agreement, as provided in a written agreement in form and content satisfactory to Bank. “Tangible Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be properly included as owner’s equity on Seller’s balance sheet, but excluding (i) all assets which are properly classified as intangible assets, and (ii) loans or advances to, or receivables from, any owner, officer or employee of Seller. “Non- Recourse Securitizations” means the aggregate amount of any indebtedness that is reflected on the balance sheet of Seller in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to Seller.

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2. Effective as of the Effective Date, Section 3 of Exhibit F to the Warehouse Agreement is hereby amended, restated and modified as follows:

3. Compliance Certificates. Seller acknowledges Bank has requested, and Seller shall timely prepare and furnish to Bank, the financial statements and reports described in the Warehouse Agreement, plus such additional financial reports and information as Bank may from time to time request. In addition, Seller shall prepare and submit to Bank, on a quarterly basis and no later than forty-five (45) days following the end of each calendar quarter, a compliance certificate executed by Seller, demonstrating Seller’s compliance with the covenants set forth in Section 1 and Section 2 of this Addendum and such substantiation thereof as may be required by Bank, all in such form and content required by Bank from time to time. A copy of Bank’s current required form of compliance certificate is attached hereto as Exhibit F-1. Although compliance certificates are to be delivered to Bank on a quarterly basis, Seller shall at all times comply with all covenants set forth in Section 1 and Section 2 of this Addendum and Bank may test Seller’s compliance with such covenants at any time.

3. Effective as of the Effective Date, the Warehouse Agreement is hereby supplemented, amended and modified to incorporate the foregoing provisions. This Agreement (a) supersedes and modifies any and all inconsistent provisions in the Warehouse Agreement and the other Warehouse Documents (including any and all prior change in terms agreements) and (b) is made a part of and is incorporated into the Warehouse Agreement. Except as hereby modified, the Warehouse Agreement and the other Warehouse Documents shall remain in full force and effect. Nothing contained in this Agreement shall affect or impair any Liens or other security (if any) in favor of Bank created pursuant to the Warehouse Documents. Further, except as may be expressly set forth in this Agreement, nothing contained herein shall affect, impair or release the liability of any Person who may now or hereafter be liable to Bank under the Warehouse Documents. This Agreement shall be governed by and construed in accordance with Texas law and applicable federal law.

4. Seller represents and warrants that it has the power and authority required to enter into and perform its obligations under this Agreement and to make the agreements set forth herein. This Agreement may not be modified, amended or discharged except by written amendment executed by Seller and Bank. The terms and provisions of this Agreement shall be binding upon any successors and permitted assigns of Seller and shall benefit the successors and assigns of Bank. This Agreement may be executed in multiple counterparts, each to constitute a separate agreement, but all, taken together, to constitute one and the same agreement.

5. THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

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EXECUTED to be effective as of the Effective Date.

SELLER:

REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION

By:
Name:	H. MARC HELM
Title:	CHIEF EXECUTIVE OFFICER

* * *

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the            day of                     , 20    , by H. MARC HELM, CHIEF EXECUTIVE OFFICER of REVERSE MORTGAGE SOLUTIONS, INC., A DELAWARE CORPORATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON,

COLLIN COUNTY, TEXAS, AS OF THE EFFECTIVE DATE:

TEXAS CAPITAL BANK,

NATIONAL ASSOCIATION

By:
Lisa Yowell, Vice President

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